Exhibit 4.2

INGREDION INCORPORATED

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Eleventh Supplemental Indenture

Dated as of May 13, 2020

$400,000,000

3.900% Senior Notes due June 1, 2050

i

ELEVENTH SUPPLEMENTAL INDENTURE

This ELEVENTH SUPPLEMENTAL INDENTURE, dated as of May 13, 2020 (this “Supplemental Indenture”), is entered into by and between Ingredion Incorporated, a corporation incorporated under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company (formerly known as Corn Products International, Inc.) and the Trustee (as successor trustee to The Bank of New York) are parties to an Indenture, dated as of August 18, 1999 (the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified prior to the time of issuance;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, Section 2.01 of the Indenture provides that, prior to the issuance of any Securities within a series, the terms of the series of Securities shall be established by a supplemental indenture or an Officers’ Certificate in accordance with the authority granted in one or more resolutions of the Board of Directors of the Company;

WHEREAS, Section 10.01 of the Indenture provides that the Company, when authorized by a Certified Board Resolution, and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture without the consent of the Holders of any Securities of any series then Outstanding; provided that any such change or elimination would not adversely affect such provision as applied to any series of Securities created prior to the execution of such supplemented indenture;

WHEREAS, the changes set forth herein do not adversely affect the interests of the Holders of any Securities issued prior to the date hereof; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding agreement of the Company have been done or performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means (i) each of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Voting Stock” means Company capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.03. Rules of Construction. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE SECURITIES

There is hereby established a series of Securities pursuant to the Indenture with the following terms:

Section 2.01. Title of the Securities. The series of Securities shall be designated the 3.900% Senior Notes due 2050 (the “Notes”).

Section 2.02. Aggregate Principal Amount; Additional Notes. The Notes will be initially issued in an aggregate principal amount of $400,000,000 (not including the Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.06, 2.07, 2.08, 3.02 or 10.04 of the Indenture or Section 2.12 of this Supplemental Indenture); provided, however, that the aggregate principal amount of the Notes may be increased in the future, without giving notice or seeking consent of the Holders of the Notes, on the same terms as the Notes (except for the issue date, public offering price and, in some cases, the first Interest Payment Date (as defined below) and the date from which interest shall accrue) and constituting a single series of Securities under the Indenture; provided further, however, that if the additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes shall have separate CUSIP, ISIN or other identifying numbers.

Section 2.03. Maturity Date. The date on which the principal of the Notes is payable is June 1, 2050, subject to the provisions of the Indenture relating to acceleration and redemption.

Section 2.04. Ranking. The Notes will be unsecured senior indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

Section 2.05. Interest. The Notes will bear interest from May 13, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 3.900% per annum, payable semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing December 1, 2020. The Company will pay interest to the person in whose name a Note is registered at the close of business on the May 15 or November 15, as the case may be, preceding the relevant Interest Payment Date. The Company will compute interest on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.06. Issuance Price. The purchase price to be paid to the Company for the sale of the Notes pursuant to the terms of the Underwriting Agreement, dated May 8, 2020, between the Company and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Representatives of the several Underwriters named in Schedule I thereto, shall be 97.676% of the principal amount of the Notes and the initial offering price to the public of the Notes shall be 98.551% of the principal amount of the Notes.

Section 2.07. Defeasance and Discharge. Section 2.12 of this Supplemental Indenture shall be subject to Section 12.02 of the Indenture for all purposes under the Indenture.

Section 2.08. Form and Dating. (a) The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(c) All references in Section 2.05 of the Indenture or any other provision of the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual signature shall be deemed to include images of manually executed signatures transmitted by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).

(d) The Notes will be issued in the form of a fully-registered Global Security. The Global Security will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth in the Prospectus dated September 19, 2019, the Global Security may be transferred, in whole and not in part, only by the Depositary to its nominee or by its nominee to such Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary notifies the Company that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 calendar days of such notice or the Company becoming aware that the Depositary is no longer so registered, the Company will issue Notes in certificated form in exchange for the Global Security. The Company will also issue Notes in certificated form if an Event of Default has occurred and is continuing and the Depositary requests the issuance of certificated Notes. In addition, the Company may at any time determine not to have the Notes represented by a Global Security, and, in such event, will issue Notes in certificated form in exchange for the Global Security. In any such instance, an owner of an interest in the Global Security would be entitled to physical delivery of such Notes in certificated form. Notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only. The initial Depositary for the Global Security representing the Notes is The Depository Trust Company.

Holders of beneficial interests in the Notes shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as securities custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its holders of beneficial interests, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Section 2.09. Place of Payment. The Corporate Trust Office of the Trustee located at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administration shall be the initial office where the Notes may be presented for registration of transfer and exchange, where the Notes may be presented for payment and where notices and demands to or upon the Company in respect of the Notes or the Indenture may be served. The Company may from time to time designate such other office or additional offices for such purposes in accordance with Section 4.03 of the Indenture.

Section 2.10. Sinking Fund. The Notes shall not have the benefit of any sinking fund and will not be subject to mandatory redemption.

Section 2.11. Optional Redemption. (a) The Notes, at any time and from time to time prior to December 1, 2049 (the “Par Call Date”) will be redeemable at the Company’s option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. At any time and from time to time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

(b) Notice of any redemption will be mailed (or, in the case of Global Securities, delivered in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed (which notice, so long as the Notes are represented by a Global Security, will be given to the Depositary (or its nominee) or a successor depositary (or its nominee)). Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

Section 2.12. Repurchase Upon Change of Control. (a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company will mail a notice to each Holder (or, in the case of Global Securities, give notice in accordance with the Depositary’s procedures), with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(c) On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (equal to $2,000 or in integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Company’s offer;

(ii) deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(d) Interest on the Notes and portions of a Note properly tendered for repurchase pursuant to a Change of Control Repurchase Event and not withdrawn will cease to accrue on and after the payment date for such Change of Control Repurchase Event, unless the Company shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the aggregate purchase price in respect thereof in accordance with the immediately preceding paragraph.

(e) The paying agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE 3

AMENDMENTS TO THE INDENTURE

Section 3.01. Notice of Redemption. For purposes of this series of Notes, Section 3.02 of the Indenture is deleted in its entirety and replaced with the following, which shall constitute Section 3.02 of the Indenture with respect to this series of Notes:

“In case the Company shall be obligated, or shall exercise the right, to redeem Securities as provided for in the first sentence of Section 3.01, it shall fix a date for redemption (unless, by the terms of the instrument establishing such series of Securities or the terms of such Securities, such date is fixed) and the Company, or, upon a Company Request given to the Trustee no less than 25 days prior to the date fixed for redemption (or such shorter period acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall give notice of such redemption prepared by the Company to the Holders of the Securities to be redeemed as a whole or in part, with respect to registered Securities, by sending a notice of such redemption not less than 10 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Security Register and, with respect to unregistered Securities, by publishing in an Authorized Newspaper notice of such redemption on two separate days, each of which is not less than 10 nor more than the 60 days prior to the date fixed for redemption. Any notice which is sent or published, as the case may be, in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder actually receives such notice. In any case, failure duly to give notice, or any defect in the notice, to the Holder of any registered Security of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders of registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Each such notice of redemption shall specify the designation of the series of the Securities to be redeemed (including CUSIP numbers), the date fixed for redemption and the redemption price at which Securities are to be redeemed, and shall state that payment of the redemption price of the Securities or portions thereof to be redeemed will be made at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 4.03 upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that, on and after such date, interest thereon or on the portions thereof to be redeemed will cease to accrue.

If less than all the Securities of any series are to be redeemed, the notice to the Holders of Securities to be redeemed shall specify the Securities to be redeemed. In case any Security is to be redeemed in part only, such notice shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of the same series in authorized denominations and in a principal amount at Stated Maturity equal to the unredeemed portion thereof will be issued.

If less than all the Securities of like tenor and terms of any series are to be redeemed, the Company shall give the Trustee written notice, at least 30 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount at Stated Maturity of Securities of such series to be redeemed, which shall be an integral multiple of the minimum authorized denomination of such series, and thereupon the Trustee shall select, in such manner as it shall deem appropriate and fair, the Securities of such series to be redeemed in whole or in part and shall thereafter promptly notify the Company in writing of the numbers of the Securities so to be redeemed and, in the case of Securities to be redeemed in part only, the principal amount at Stated Maturity so to be redeemed; provided, however, that in the case of Global Securities the Securities will be selected for partial redemption in accordance with the procedures of the depositary. If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Securities to be redeemed shall be selected by the Company, and the Company shall notify the Trustee in writing thereof at least 25 days before the relevant redemption date.”

Section 3.02. Reports by the Company. For purposes of this series of Notes, Section 5.03(a) of the Indenture is deleted in its entirety and replaced with the following, which shall constitute Section 5.03(a) of the Indenture with respect to this series of Notes:

“file with the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or if the Company is not required to file information, documents or reports pursuant to either of such sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;”

Section 3.03. Events of Default. For purposes of this series of Notes, Section 6.01(5) of the Indenture is deleted in its entirety and replaced with the following, which shall constitute Section 6.01(5) of the Indenture with respect to this series of Notes:

“default in the payment when due of any scheduled principal on any Indebtedness of the Company or any of its Subsidiaries at maturity having an aggregate principal amount outstanding of at least $100,000,000 or its equivalent in another currency (but excluding Indebtedness evidenced by the Securities or otherwise arising under this Indenture), or a default in the performance of any other term or provision of any such Indebtedness which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within the later of (x) the period specified in such instrument and (y) 15 days after written notice to the Company by the Trustee or Holders of at least 25% of the aggregate principal amount of the Securities of such series then Outstanding;”

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.02. Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 4.03. Notices. The Trustee agrees to accept and act upon instructions or directions pursuant to this Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including, without limitation, “pdf,” “tif” or “jpg”); provided, however, that any such instructions or directions sent to the Trustee pursuant to this Supplemental Indenture must be signed manually or by way of an electronic signature (including, without limitation, DocuSign or AdobeSign) and, provided further, that the Trustee shall have received an incumbency certificate listing persons designated to execute and deliver such instructions or directions and containing specimen signatures, either manual or digital as described above, of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to provide the Trustee with e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of the Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 4.04. Counterparts and Method of Execution. This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart. The exchange of copies of this Supplemental Indenture and any instructions or directions pursuant to this Supplemental Indenture signed manually or by way of an electronic signature (including, without limitation, DocuSign and AdobeSign) and transmitted by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods (including, without limitation, “pdf,” “tif” or “jpg”) shall constitute effective execution and delivery as to the parties hereto.

Section 4.05. Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

Section 4.06. The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 4.07. Submission to Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplemental Indenture or the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 4.08. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, INGREDION INCORPORATED AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

INGREDION INCORPORATED

By:	/s/ James D. Gray
Name: James D. Gray
Title: Executive Vice President and Chief Financial Officer

By:	/s/ C. Kevin Wilson
Name: C. Kevin Wilson
Title: Vice President and Corporate Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Wirfel
Name: Linda Wirfel
Title: Vice President

Exhibit A

THIS NOTE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.__	$__________

INGREDION INCORPORATED

3.900% Senior Notes due 2050

CUSIP: 457187 AD4

ISIN: US457187AD44

Ingredion Incorporated, a Delaware corporation (formerly known as Corn Products International, Inc. and herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

CEDE & CO.

or registered assigns, the principal sum of

*__________ DOLLARS*

on June 1, 2050 and to pay interest on such principal sum at the rate of 3.900% per annum.

The Company will bear interest from May 13, 2020, or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing December 1, 2020, until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the registered holder (the “Holder”) of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the “Regular Record Date”) for such Interest Payment Date, which, except in the case of interest payable at Maturity, shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is payable to the same Person to whom principal on this Note is payable. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the “Special Record Date”) fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 15 days prior to such Special Record Date, all as more fully provided in the Indenture.

Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York (or such other place or places as designated by the Company from time to time in accordance with the Indenture), in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture, dated as of August 18, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by the Eleventh Supplemental Indenture, between the Company and the Trustee, dated as of May 13, 2020 (the “Indenture”), and is one of a series initially limited in aggregate principal amount to $400,000,000 and designated as 3.900% Senior Notes due 2050 (the “Notes”); provided, however, that the aggregate principal amount of the Notes may be increased in the future, without giving notice or seeking consent of the Holders of the Notes, on the same terms as the Notes (except for the issue date, public offering price and, in some cases, the first Interest Payment Date and the date from which interest shall accrue) and constituting a single series of Securities under the Indenture; provided further, however, that if the additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes shall have separate CUSIP, ISIN or other identifying numbers. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

The Indenture, the Notes and certain covenants and other provisions of the Indenture and the Notes are subject to defeasance and/or discharge at the option of the Company as provided in the Indenture.

As long as this Note is represented in global form (the “Global Security”) registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

2

If an Event of Default with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, except that certain amendments which do not adversely affect the interests of any Holder of the Notes may be made without the approval of Holders of the Notes. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, reduce any premium payable upon redemption thereon or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Holder affected.

This series of Notes is redeemable, at any time and from time to time prior to December 1, 2049 (the “Par Call Date”), at the Company’s option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. At any time and from time to time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date of the Notes to be redeemed. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

Notice of any redemption will be mailed (or, in the case of Global Securities, delivered in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed (which notice, so long as the Notes are represented by a Global Security, will be given to the Depositary (or its nominee) or a successor depositary (or its nominee)). Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depositary, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the Notes.

3

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company will mail a notice to each Holder (or, in the case of Global Securities, give notice in accordance with the Depositary’s procedures), with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

4

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes (equal to $2,000 or in integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Company’s offer;

•	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

Interest on the Notes and portions of a Note properly tendered for repurchase pursuant to a Change of Control Repurchase Event and not withdrawn will cease to accrue on and after the payment date for such Change of Control Repurchase Event, unless the Company shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the aggregate purchase price in respect thereof in accordance with the immediately preceding paragraph.

The paying agent will promptly mail to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

5

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” means Company capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to the conflicts of laws principles thereof.

Capitalized terms used in this Note without definition shall have the meanings specified in the Indenture.

6

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

7

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

INGREDION INCORPORATED

By:
	Name:	James D. Gray
	Title:	Executive Vice President and
Chief Financial Officer

By:
	Name:	Janet M. Bawcom
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
Dated: May 13, 2020

By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

Insert assignee’s soc. sec. or tax I.D. no.

(Print or type assignee’s name, address and zip code)

and all rights thereunder and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE WITHIN NOTE.

THE SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” THAT IS A MEMBER OR PARTICIPANT IN A “SIGNATURE GUARANTEE PROGRAM” (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).